UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014 (May 12, 2014)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2014, HC2 Holdings, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) with SAS Venture LLC, a Delaware limited liability company (the “Seller”), and, for limited purposes only, Scott A. Schuff, pursuant to which the Company agreed to purchase from the Seller an aggregate of 2,500,000 shares of common stock, par value $0.001 per share (the “Shares”), of Schuff International, Inc., a Delaware corporation and leading provider of structural steel fabrication and erection services in the United States (“Schuff”), representing approximately a 60% ownership interest in Schuff. The purchase price for the Shares is $31.50 per Share, or a total aggregate consideration of $78,750,000, which will be paid in cash.

The Company received from the Seller, and the Seller received from the Company, customary representations and warranties for a transaction of this nature. The Company and the Seller agreed to abide by certain customary covenants, including to use commercially reasonable efforts to obtain approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and to cause other conditions to closing of the transaction (the “Closing”) to be satisfied. In addition and subject to certain limitations, Mr. Schuff, along with the Seller, agreed not to engage in competing businesses with Schuff or solicit employees or customers of Schuff for a period of five years following the Closing.

The Purchase Agreement contains customary conditions to the Closing, including the expiration or termination of any applicable waiting periods under the HSR Act and the resignation or removal of the current directors of Schuff. The Purchase Agreement also contains certain termination provisions, including the ability of either the Company or the Seller to terminate the Purchase Agreement if the Closing shall not have occurred on or before June 15, 2014, provided the terminating party is not then in material breach of any of its representations, warranties or covenants.

The transaction is expected to close following the expiration or termination of any applicable waiting periods under the HSR Act. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On May 13, 2014, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated May 12, 2014.

99.1	Press Release of the Company, dated May 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: May 13, 2014	By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	Acting General Counsel and Corporate Secretary